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                                                                   EXHIBIT 10.39

                            COST SHARING AGREEMENT
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     THIS AGREEMENT is entered into this 11th day of December, 2000, by and between SELECT TRANSPORT, INC., a Delaware corporation ("ST"), SELECT MEDICAL CORPORATION, a Delaware corporation ("SMC"), and SELECT AIR II CORPORATION, a Pennsylvania corporation ("SAII").

                                  BACKGROUND

     ST owns a hanger on leased ground at the Harrisburg International Airport. SMC leases a Cessna Citation III, Manufacturer's Serial Number 650-0132, Registration Number N49SM (the "Citation III"), which occupies space in ST's hangar. SAII owns a jet aircraft (the "Citation II"), which also occupies space in ST's hangar. The parties enter into this agreement to provide for an equitable sharing of common expenses relative to the storage, maintenance and operation of the aircraft.

     NOW THEREFORE, intending to be legally bound hereby, the parties covenant and agree as follows:

     1.   Hangar Usage.  SMC and SAII will each pay ST the sum of $3,250 per
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month, which is intended to reimburse ST for costs attributable to the physical hangar facility, such as interest, depreciation, real estate taxes, maintenance, insurance and utilities. Such amounts shall be due and payable from SMC and SAII to ST on the first day of each calendar month.

     2.   Mechanic.  A full-time, professional aircraft mechanic is employed
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through SMC to service all aircraft currently occupying the hangar.  SAII agrees to pay SMC 40% of all of the out of pocket costs to maintain such mechanic's employment, including but not limited to salary, bonuses, employee benefits, training expenses, and tools and equipment supplied to such mechanic. SMC will invoice SAII for the mechanic's costs on a monthly basis, with the invoice payable 15 days from receipt.

     3.   Pilots.  Currently, two full-time professional pilots are employed
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through SMC.  It is intended that the pilots will fly both the Citation III and the Citation II. In addition, SMC and SAII may hire contract pilots on a per diem basis. SMC and SAII will each be solely responsible for retaining and paying such nonemployee contract pilots to fly their respective aircraft, in their sole discretion. The cost of the pilots employed through SMC shall be apportioned on a monthly basis, as follows:

          A. At the conclusion of each month, SMC will invoice SAII for SMC's out of pocket costs, on a per diem basis, attributable to the use of the pilots' services by SAII, to maintain such pilots' employment including, but not limited to, salary, bonus, employee benefits, and licensing and training costs not directly attributable to a particular aircraft (the "Per Diem Pilot Costs"). The Per Diem Pilot Costs will be determined by taking the monthly Pilot Costs and dividing it by the number of workdays in that month.
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          B.   In the event SMC, in its sole discretion, hires additional pilots on a full-time basis, the same calculation of Per Diem Pilot Cost shall apply to each pilot, unless SAII notifies SMC that it will not utilize such pilot's services at any time.

          C. In the event one or more pilots employed through SMC requires training specific to an individual aircraft, the party owning such aircraft shall be solely responsible for the costs of such training.

          D. SMC will invoice SAII for the Per Diem Pilot Costs on a monthly basis, with the invoice payable 15 days from receipt.

     4.   Aircraft Swapping.  The parties acknowledge that for business reasons,
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SMC may utilize the Citation II and SAII may utilize the Citation III. The parties have calculated that the direct costs to operate the Citation II are $785 per flight hour and to operate the Citation III are $1,221 per flight hour (direct costs include fuel, maintenance, landing and parking fees, crew expenses, supplies and catering). SMC and SAII will maintain a running credit log showing the number of hours each uses the other's aircraft. On a monthly basis, SMC will generate a reconciliation showing each aircraft's swap usage and the total credit in favor of each aircraft owner attributable to the use of the aircraft by the other owner. The statement will net the credits against each other and arrive at a total figure owed by the owner with the lesser credit amount. The owner with the credit balance in its favor shall have the option of requiring the other owner to pay such balance by invoicing the other owner, provided such credit balance is at least $10,000 and such invoice shall be due and payable 15 days following receipt. If the owner with the credit balance in its favor does not so invoice the other owner, the balance shall be carried forward to the next month.

     As an example of the foregoing, assume that SAII uses the Citation III for 12 flight hours in month 1. SMC uses the Citation II for 8 flight hours in month 1. At the end of month 1, SMC will have a credit balance in its favor of $8,372, calculated as follows:

          SAII Credit = 8 hours Citation II usage by SMC x $785/hr. cost of the Citation II = $6,280.

          SMC Credit = 12 hours Citation III usage by SAII x $1,221/hr. cost of the Citation III = $14,652.

          Net Credit for SMC = ($14,652 SMC Credit minus $6,280 SAII Credit)

     If SMC does not invoice SAII for the $8,372 month 1 credit, SMC shall begin month 2 with a credit balance of $8,372, which shall be added into the calculation of the net credit for month 2.

     5.   Weather/Chart Services.  SMC currently subscribes to weather and
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chart services for use of the flight crews of both the Citation II and the
Citation III. SAII agrees to pay one-half of the total costs of such services, upon invoice of SMC. SMC will invoice SAII for such costs on a monthly basis.

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     6.   Term/Termination.  This Agreement shall continue until terminated
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by any party, provided no termination will take effect until thirty (30) days after notice of intent to terminate.

     7.   Notices.  All notices, requests, demands, waivers, consents and
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other communications hereunder shall be in writing, shall be delivered either in person, by telegraphic, facsimile or other electronic means, by overnight air courier or by mail, and shall be deemed to have been duly given and to have become effective (a) upon receipt if delivered in person or by telegraphic, facsimile or other electronic means, (b) one business day after having been delivered to an air courier for overnight delivery, or (c) three business days after having been deposited in the mail as certified or registered mail, return receipt requested, all fees prepaid, directed to the party or its permitted assignees at the following addresses (or at such other address as shall be given in writing by either party hereto):

                Select Air II Corporation
                4716 Old Gettysburg Road
                P.O. Box 2034
                Mechanicsburg, PA 17055
                Attn:  Michael Salerno

                Select Medical Corporation
                4716 Old Gettysburg Road
                P.O. Box 2034
                Mechanicsburg, PA 17055
                Attn:  Michael Tarvin, Esquire

                Select Transport, Inc.
                4716 Old Gettysburg Road
                P.O. Box 2034
                Mechancisburg, PA 17055
                Attn:  Michael Salerno

     8.   Attorneys' Fees.  In any litigation or other proceeding relating
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to this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

     9.   Successors and Assigns.  This Agreement shall be binding upon, and
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inure to the benefit of, the parties hereto, and their successors and assigns.

     10.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     11.  Headings.  Captions and section headings used herein are for
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convenience only and are not a part of this Agreement and shall not be used in construing it.

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     12.  Entire Agreement.  This Agreement (including the exhibits hereto,
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if any) and the other documents and instruments specifically provided for herein contain the entire understanding of the parties hereto concerning the subject matter of this Agreement and, except as expressly provided for herein, supersede all prior understandings and agreements, whether oral or written, between them with respect to the subject matter hereof and thereof.

     13.  Amendments.  This Agreement may be amended or modified only by an
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instrument signed by each of the parties hereto.

     14.  Construction.  This Agreement and any documents or instruments
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delivered pursuant hereto shall be construed without regard to the identity of the person who drafted the various provisions of this Agreement. Each and every provision of this Agreement, and such other documents and instruments, shall be construed as though the parties participated equally in the drafting of this Agreement. Consequently, the parties hereto acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or to such other documents and instruments.

     15.  No Waiver.  The failure of a party hereto to insist, in any one
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or more instances, on performance of any items, covenants and conditions of this
Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of the parties with respect thereto shall continue in full force and effect. No waiver of any provision or condition of this Agreement by a party hereto shall be valid unless in writing and signed by such party.

     16.  Governing Law.  This Agreement shall be governed by all respects,
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including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law thereof.

     17.  Severability.  Whenever possible, each provision of this
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Agreement shall be interpreted in such manner as to be valid, binding and enforceable under applicable law, but if any provision of this agreement is held to be invalid, void (or voidable) or unenforceable under applicable law, such provision shall be ineffective only to the extent held to be invalid, void (or voidable) or unenforceable, without affecting the remainder of such provision or the remaining provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, under

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seal, the day and date first above written:

                                    SELECT TRANSPORT, INC., a Delaware
                                    corporation

                                    /s/ Michael E. Salerno
                                    _________________________________________
                                    By:  Michael E. Salerno,
                                         Treasurer


                                    SELECT MEDICAL CORPORATION, a Delaware
                                    corporation

                                    /s/ Scott A. Romberger
                                    _________________________________________
                                    By:  Scott A. Romberger,
                                         Vice President


                                    SELECT AIR II CORPORATION, a Pennsylvania corporation

                                    /s/ Michael E. Salerno
                                    _________________________________________
                                    By:  Michael E. Salerno,
                                         Vice President

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